Exhibit 99

NEWS RELEASE NEWS RELEASE NEWS RELEASE

Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, IL 60069

Contact:
Media Relations:	Investor Relations:
Clarkson Hine	Tony Diaz
(847) 484-4415	(847) 484-4410

FORTUNE BRANDS RECEIVES REGULATORY CLEARANCE TO COMPLETE

PURCHASE OF MAKER’S MARK

Fast-Growing Bourbon Brand to Join Company’s

Enhanced Spirits & Wine Portfolio

Lincolnshire, IL, September 30, 2005 – Fortune Brands, Inc. (NYSE: FO) today announced that the U.S. Federal Trade Commission has terminated the waiting period to review the company’s proposed acquisition of the Maker’s Mark bourbon brand. The FTC’s action clears the way for Fortune Brands to unconditionally complete the purchase of Maker’s Mark and its related facilities, including the distillery in Loretto, Kentucky.

Maker’s Mark is among the more than 20 spirits and wine brands included in Fortune Brands’ previously announced transaction with Pernod Ricard. While Fortune Brands closed the transaction for the acquisition of the brands on July 26th following Pernod Ricard’s acquisition of Allied Domecq, the purchase of Maker’s Mark remained subject to regulatory review in the U.S.

“As one of the most respected and fastest growing brands in the spirits industry, Maker’s Mark will be a high-impact addition to our newly-enhanced spirits and wine portfolio,” said Fortune Brands chairman and CEO Norm Wesley. “Maker’s Mark continues to experience double-digit growth year after year. We see continued momentum for the brand and excellent international growth opportunities. Along with Jim Beam, Knob Creek and our other Small Batch bourbons, Maker’s Mark gives us an all-star bourbon lineup with leadership positions at all premium tiers.” Annual sales of Maker’s Mark exceed 500,000 9-liter cases.

“We’re excited to bring seven generations of Beam family heritage together with the great bourbon-making heritage began by the Samuels family in Kentucky more than 200 years ago,” said Tom Flocco, president of Jim Beam Brands Worldwide, the spirits and wine business of Fortune Brands. “From its one-of-a-kind recipe that includes limestone spring water and locally grown red winter wheat to its meticulous craftsmanship and distinguishing red wax seal, Maker’s Mark is unique in every way. In fact, when the Maker’s Mark recipe was perfected in 1958, the brand launched the modern bourbon era with its distinctive taste profile. Like Jim Beam, Maker’s Mark is steeped in family tradition, and we’re looking forward to supporting Bill Samuels, Jr.’s efforts to preserve the brand’s heritage and build on its market success.”

(more)

www.fortunebrands.com

Fortune Brands Receives Regulatory Clearance to Complete Purchase of Maker’s Mark, Page 2

The company’s new spirits and wine brands – which also include Sauza tequila, Courvoisier cognac, Canadian Club whisky, Laphroaig single-malt Scotch, Clos du Bois wines and several leading national brands – place it among the top four spirits companies in the world and will more than double Fortune Brands’ sales of spirits and wine. The company expects to complete the purchase of Maker’s Mark in the near future.

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About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company with annual sales exceeding $7 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, and golf equipment. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Schrock cabinets, Therma-Tru door systems, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Jim Beam Brands Worldwide, Inc. is the company’s spirits and wine business. Major spirits and wine brands include Jim Beam and Knob Creek bourbons, Sauza tequila, Canadian Club whisky, Courvoisier cognac, DeKuyper cordials, Starbucks™ Coffee Liqueur, Laphroaig single malt Scotch, Vox vodka and Clos du Bois and Geyser Peak wines. Acushnet Company’s golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

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Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update them. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, changes in commodity costs, returns on pension assets, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits and wine, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brands, increases in health care costs, challenges in the integration of acquisitions and joint ventures, including the spirits and wine acquisition, as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

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